UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On February 23, 2016, FS Investment Corporation II (the “Company”) entered into a revolving credit facility (the “Credit Facility”) with ING Capital LLC (“ING”) as administrative agent and the lenders party thereto. The Credit Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies in an initial aggregate amount of up to $95,000,000, with an option for the Company to request, at one or more times after closing, that existing or new lenders, at their election, provide up to $80,000,000 of additional commitments. The Credit Facility provides for the issuance of letters of credit in an aggregate face amount not to exceed $25,000,000 if one of the lenders or another party assumes the role of letter of credit issuer. The Company’s obligations under the Credit Facility are guaranteed by all of the Company’s subsidiaries, other than its special-purpose financing subsidiaries, tax blocker subsidiaries and foreign subsidiaries. The Company’s obligations under the Credit Facility are secured by a first priority security interest in substantially all of the assets of the Company and the subsidiary guarantors thereunder.

Borrowings under the Credit Facility are subject to compliance with a borrowing base. Interest under the Credit Facility for (i) loans for which the Company elects the base rate option is payable at a rate equal to 0.75% per annum plus the greatest of (a) the “U.S. Prime Rate” as published in The Wall Street Journal, (b) the federal funds effective rate for such day plus 0.5%, (c) the three-month London Interbank Offered Rate (“LIBOR”) plus 1% per annum and (d) zero; and (ii) loans for which the Company elects the Eurocurrency option is payable at a rate equal to LIBOR plus 1.75% per annum. The Credit Facility will be subject to a non-usage fee of 0.375% per annum on the unused portion of the commitment under the Credit Facility during the revolving period. The Company will be required to pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued under the Credit Facility.

In connection with the Credit Facility, the Company has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. In addition, the Company must comply with the following financial covenants: (a) the Company’s minimum stockholders’ equity, measured as of each fiscal quarter-end, must be greater than or equal to $1,350,000,000, plus 25% of the net proceeds of any post-closing equity offerings; and (b) the Company must maintain at all times a 200% asset coverage ratio.

The Credit Facility contains events of default customary for facilities of this type. Upon the occurrence of an event of default, ING, at the instruction of the lenders, may terminate the commitments and declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable. During the continuation of certain events of default and subject, in certain cases, to the instructions of the lenders, the Company must pay interest at a default rate.

The foregoing descriptions of the Credit Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.3 and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Senior Secured Revolving Credit Agreement, dated as of February 23, 2016, by and among FS Investment Corporation II, ING Capital LLC, as administrative agent, and the lenders party thereto.

10.2	Guarantee, Pledge and Security Agreement, dated as of February 23, 2016, by and among FS Investment Corporation II, ING Capital LLC, as revolving administrative agent and collateral agent, the subsidiary guarantors party thereto and each financing agent and designated indebtedness holder party thereto.

10.3	Control Agreement, dated as of February 23, 2016, by and among FS Investment Corporation II, ING Capital LLC, as collateral agent, and State Street Bank and Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	February 26, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Senior Secured Revolving Credit Agreement, dated as of February 23, 2016, by and among FS Investment Corporation II, ING Capital LLC, as administrative agent, and the lenders party thereto.

10.2	Guarantee, Pledge and Security Agreement, dated as of February 23, 2016, by and among FS Investment Corporation II, ING Capital LLC, as revolving administrative agent and collateral agent, the subsidiary guarantors party thereto and each financing agent and designated indebtedness holder party thereto.

10.3	Control Agreement, dated as of February 23, 2016, by and among FS Investment Corporation II, ING Capital LLC, as collateral agent, and State Street Bank and Trust Company.